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                                                                   EXHIBIT 10.18

                        RESIGNATION AND RELEASE AGREEMENT

                  THIS RESIGNATION AND RELEASE AGREEMENT ("Agreement") is made and entered into by and between LEINER HEALTH PRODUCTS AND AFFILIATES ("Employer") and WILLIAM TOWNE ("Executive").

                  WHEREAS, the Employer and the Executive have determined that it is in their best interests for Executive to resign his position with the Employer;

                  WHEREAS, the Employer wishes to provide Executive with certain benefits in consideration of Executive's promises and covenants as contained herein, including the Executive's agreement to release all claims against the Employer;

                  NOW THEREFORE, in consideration of and exchange for the promises, covenants, and releases contained herein, the parties mutually agree as follows:

         1. RESIGNATION. Executive's resignation from all positions he holds with the Employer shall be effective August 2, 1999. ("Resignation Date").

         2. CONSIDERATION: Provided that Executive does not revoke this Agreement as provided in Paragraph Three (3), the Employer shall give the following consideration:

                  (a) Commencing on the first pay period following the Effective Date of this Agreement (as defined in paragraph three (3) below) and continuing for Twenty-Four (24) months thereafter, pay Executive Twenty-Two Thousand Nine Hundred Sixteen Dollars and Sixty-Seven Cents ($22,916.67) per month, for a total of Five Hundred Fifty Thousand Dollars and Eight Cents ($550,000.08), less all required and customary withholdings and deductions. Said payments shall be made in accordance with Employer's regularly scheduled payroll periods and shall be mailed to Executive's residence.

                  (b) Continue Executive's benefits through and including August 1, 2001, to the same extent to which he would have been eligible to participate in said benefits had he remained employed by Employer and pursuant to the applicable plan documents (including the 401-k plan and its matching contribution in accordance with the applicable plan documents); and

                  (c) Employer shall provide Executive with executive out placement assistance at the Employer's expense, through an out placement assistance provider of the Employer's choosing, at a total cost of no more than Twenty Thousand Dollars and Zero Cents ($20,000.00).

                  (d) Pursuant to Article 2 of the PLI Investors, Inc. Stock Option Plan (the "Plan"), and notwithstanding any term of any stock agreement(s) ("Stock Agreement") to the contrary, which may have been executed between Executive and the Company, in accordance with Section 2.1 of the Plan, the stock options covered by such Stock Agreement (i) shall become exercisable as to all shares of Common Stock (as defined in the Plan) subject thereto and


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                           vested in full on the Resignation Date and (ii) may
                           be exercised in whole or in part at any time and from time to time for a period of up to ten (10) years from the date of the grant of the options, provided however, notwithstanding the above, all options shall terminate if Executive engages in any of the following activities following the Resignation Date:
                           (a) Executive makes a public disparaging statement regarding the Employer, including but not limited to disparaging comments related to its officers, policies, practices and procedures; (b) Executive becomes employed by a competitor of the Employer (such as Perrigo, Wieder, Rexall Sundown, Twin Labs, Granutech, PFI, Pharmavite and GNC); or (c) Executive attempts to hire or hires a current or former employee (an individual who was previously employed by Employer within one year of becoming employed by Executive or his employer) without obtaining prior written permission from either the Chief Executive Officer of the Employer or the Vice President of Human Resources. Employer will notify Executive of the accelerated termination date in the event that the options shall expire pursuant to the termination provisions stipulated herein. Executive agrees that he will discontinue any exercise of options upon notice from Employer that an event or development makes amendment or supplement of any Registration Statement necessary, and will not resume such exercise until Employer informs Executive he may do so (provided that Employer shall not require such discontinuance for more than Ninety (90) days in any Three Hundred and Sixty (360) day period). All provisions of the Stock Agreement not inconsistent herewith shall remain effective.

                  (e) Executive shall be entitled to a bonus for Fiscal Year 2000 totaling One Hundred Twenty Five Thousand Dollars and No Cents ($125,000.00), payable in accordance with Employer's regular bonus disbursement schedule (on or about July 1, 2000), and shall be mailed to Executive's residence.

                  (f) This Agreement shall not affect or diminish Executive's ownership in the securities owned by Executive at the time of the execution of this Agreement, including (i) Four Thousand Eight Hundred and Twelve (4,812) Delayed Delivery shares which shall not be delivered until a liquidity event occurs; (ii) Two Hundred and Fifty (250) shares of common stock purchased by Executive; (iii) Seven Hundred and Seventeen (717) Warrants issued on June 30, 1997; and (iv) Seven Thousand Two Hundred and Seventeen (7,217) Options issued with a strike price of One Hundred ($100.00) per option vesting on termination.

                  (g) In case of the death of Executive, all Consideration provided in this Agreement, except the consideration provided in Paragraph Two (2) section (c), which shall terminate, shall become and automatically accrue to the surviving spouse of Executive, Margaret
                           V. Towne.

                  (h) Executive shall be entitled to all accrued vacation pay through August 1, 1999, which shall be paid by September 15, 1999.

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                  Executive acknowledges that he would not otherwise be entitled to the consideration set forth in this paragraph were it not for his covenants, promises, and releases set forth hereunder.

         3. ACKNOWLEDGMENT OF RIGHTS AND WAIVER OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT ("ADEA"). Executive acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"). He also acknowledges that the consideration given for the waiver and release in the preceding paragraph thereof is in addition to anything of value to which he was already entitled. Executive further acknowledges that he has been advised by this writing, as required by the Older Workers' Benefit Protection Act, that:
                  (a) his waiver and release does not apply to any rights or claims that may arise after the Effective Date of this Agreement; (b) he should consult with an attorney prior to executing this Agreement; (c) he has at least twenty-one (21) days to consider this Agreement (although he may by his own choice execute this Agreement earlier); (d) he has seven (7) days following the execution of the Agreement by the parties to revoke the Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired ("Effective Date"). Executive may revoke this Release only by giving Employer formal, written notice of Executive's revocation of this Release, to John M. Polson, Esq, Fisher & Phillips, 4675 MacArthur Court, Suite 550, Newport Beach, California 92660, to be received by the close of business on the seventh (7th) day following Executive's execution of this Release.

         4. NO AMOUNTS OWING. Executive acknowledges that he has received all wages and compensation due to him from Employer and that Employer shall owe Executive nothing further once Executive receives the consideration described in Paragraph Two (2).

         5. RELEASE BY EXECUTIVE. In exchange for the consideration provided by Employer, Executive agrees for Executive, Executive's heirs, executors, administrators, successors and assigns to forever release and discharge the Employer, Leiner Health Products and Affiliates, and their subsidiaries, related companies, parents, successors and assigns, officers, directors, agents, executives and former executives from any and all claims, debts, promises, agreements, demands, causes of action, attorneys' fees, losses and expenses of every nature whatsoever, known or unknown, suspected or unsuspected, filed or unfiled, arising prior to the Effective Date of this Agreement, or arising out of or in connection with Executive's employment by and termination from the Employer or any affiliate of the Employer. This total release includes, but is not limited to, all claims arising directly or indirectly from Executive's employment with the Employer and the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits and expense reimbursements pursuant to any federal, state or local law or cause of action, including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, infliction of emotional harm, wrongful discharge, violation of public policy, defamation and impairment of economic opportunity; violation of the California Fair Employment and Housing Act, the California Labor Code, the California Constitution; and any claims for violation of the Civil Rights


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                  Acts of 1866, Title VII of the Civil Rights Act of 1964, the
                  Age Discrimination in Employment Act of 1967, the Older Workers' Benefit Protection Act, the Family Medical Leave Act, the California Family Rights Act, and the American With Disabilities Act of 1990.

         6. RELEASE BY EMPLOYER. Employer hereby irrevocably and unconditionally releases, acquits and forever discharges Employee from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which Employer now has, owns or holds, or claims to have, own or hold, or which Employer at any time heretofore had, owned or held, or claimed to have, own or hold against Employee. Furthermore, this Agreement shall not affect or diminish the Executive's right to indemnification pursuant to Labor Code Section 2802 should Executive be named in litigation arising from the course and scope of his employment.

         7. WAIVER OF SECTION 1542. Executive hereby states that it is Executive's intention in executing this Agreement that the same shall be effective as a bar to each and every claim, demand, cause of action, obligation, damage, liability, charge, attorneys fees and costs herein above released. Executive hereby expressly waives and relinquishes all rights and benefits, if any, arising under the provisions of Section 1542 of the Civil Code of the State of California which provides:

                        "SECTION 1542. [CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE.] A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         8. EMPLOYER DOCUMENTS. Executive hereby represents and warrants that within sixty (60) days after the Effective Date, he will return to the Employer all Employer documents in his possession including, but not limited to, Employer files, notes, records, and computer recorded information.

         9. CONFIDENTIALITY. Executive agrees that he will keep the terms, amount and fact of this Agreement completely confidential, and that he will not hereafter disclose any information concerning this Agreement to anyone; provided, however, that Executive may make such disclosure to his immediate family, and to his professional representatives (e.g., attorney, accountants, auditors, tax preparers), all of whom will be informed of and agree to be bound by this confidentiality clause, or other such disclosures required by law.

         10. CONFIDENTIAL INFORMATION AND TRADE SECRETS. Executive shall not publish, disclose, or utilize any "trade secret" as defined herein or other confidential information concerning any matter related to the Employer's business that Executive may have acquired by reason of his employment by the Employer. Executive acknowledges and


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                  agrees that the term "trade secrets," as used in this
                  Agreement, includes, but is not limited to, the definition of trade secrets in California Civil Code Section 3426.1, which the parties acknowledge to include information concerning the Employer's methods and processes used in the formulation and manufacturing of products, ingredients, designs, formulas, testing procedures and data, product specifications, vendor/supplier lists, work orders, customer lists, executive lists, identities of customers or vendors/suppliers, business plans, and information pertaining to the marketing, selling, pricing, advertising, and distribution of the Employer's products. In the event that Executive has executed prior agreements providing for the protection of confidential information and trade secrets, the agreement that provides the broadest protection to the Employer's confidential information and trade secrets shall apply.

         11. ARBITRATION. The parties agree that any controversy or claim arising out of or relating to this Agreement, or any dispute arising out of the interpretation or application of this Agreement, shall be resolved by binding arbitration before a retired Superior Court Judge and shall be conducted in accordance with the provisions of the California Arbitration Act and the California Code of Civil Procedure. Notwithstanding the foregoing, Employer shall have the right to obtain a temporary restraining order or preliminary injunction in order to enforce its rights under Paragraphs Seven (7), Eight (8), and Nine (9) of the Agreement in order to protect its rights until such time as an arbitrator makes a final decision.

         12. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of all the parties hereto who have executed it and supersedes any and all other agreements, understandings, negotiations, or discussions, either oral or in writing, express or implied, between the parties to this Agreement. The parties to this Agreement each acknowledge that no representations, inducements, promises, agreements or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement; that they have not executed this Agreement in reliance on any representation, inducement, promise, agreements, warranty, fact or circumstances, not expressly set forth in this Agreement; and that no representation, inducement, promise, agreement or warranty not contained in this Agreement including, but not limited to, any purported settlements, modifications, waivers or terminations of this Agreement, shall be valid or binding, unless executed in writing by all of the parties to this Agreement. This Agreement may be amended, and any provision herein waived, but only in writing, signed by the party against whom such an amendment or waiver is sought to be enforced.

         13. BINDING NATURE. This Agreement, and all terms and provisions contained herein, shall bind the heirs, personal representatives, successors and assigns of each party, and inure to the benefit of each party, its agents, directors, officers, executives, servants, successors, and assigns.

         14. CONSTRUCTION. This Agreement shall not be construed in favor of one party or against the other.

         15. PARTIAL INVALIDITY. Should any portion, word, clause, phrase, sentence or paragraph of this Agreement be declared void or unenforceable, such portion shall be considered


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                  independent and severable from the remainder, the validity of which shall remain unaffected.

         16. COMPLIANCE WITH TERMS. The failure to insist upon compliance with any term, covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

         17. ENFORCEMENT COSTS. Executive agrees that in the event Executive breaches any provision of this Agreement, Executive shall pay all costs and attorney's fees incurred in conjunction with enforcement of this Agreement (to the extent permitted by law).

         18. GOVERNING LAW AND JURISDICTION. This Agreement shall be interpreted under the law of the State of California, both as to interpretation and performance.

         19. SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         20. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

         21. NO ADMISSIONS. It is understood and agreed by the parties that this Agreement represents a compromise and settlement for various matters and that the promises and payments and consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or any other person.

         22. Voluntary and Knowing. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto.

                    IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.

Dated:       8/26/99                    LEINER HEALTH PRODUCTS AND AFFILIATES
      -----------------------
                                        By: /s/ JOHN L. KELLY
                                           ------------------------------------
                                           Senior Vice President-Human Resources

                                        Name: /s/JOHN L. KELLY
                                           ------------------------------------
Dated:       8/26/99
      -----------------------           WILLIAM TOWNE


                                        /s/WILLIAM B. TOWNE
                                        ---------------------------------------
                                        (Signature)